                                                                  EXHIBIT 99.2




                           [DAIN BOSWORTH LETTERHEAD]


                               ___________, 1996


Digital Systems International, Inc.
6464-185th Avenue North East
Redmond, Washington  98052

Attention:                Patrick Howard
                          Chairman and Chief Executive Officer

Dear Mr. Howard:

         This letter agreement serves to supplement (the "Supplement") the agreement dated September 20, 1996 (the "Agreement") between Digital Systems International, Inc. (the "Company") and Dain Bosworth Incorporated ("Dain") to describe additional services to be provided by Dain to the Company.

         1.      Additional Services.

         In connection with the pending acquisition of ViewStar Corporation ("ViewStar") in a stock for stock merger (the "Merger") and in order for the Merger to qualify for the pooling of interests accounting treatment, the Company intends to sell up to 300,000 shares of its common stock, $.01 par value per share, (the "Common Stock") in a Rule 415 offering pursuant to the Form S-3 Registration Statement, Statement No. 333-16053 (the "Registration Statement"). Dain will use its best efforts to sell in open market transactions at prevailing market prices for the Common Stock less the a discount of the lesser of $.40 per share or 3.0% from the sales price such number of shares covered by the Registration Statement when it is effective and at such times as the Company may request. The compensation for Dain's services under this paragraph shall be the amount of the discount referred to in the preceding sentence. In addition, the Company will reimburse Dain for reasonable out of pocket cost and expenses in connection with this Supplement and the transactions contemplated by this paragraph 1 up to $10,000.

         2.      Representations and Warranties.

         The Company represents and warrants to and agrees with Dain as follows as of the date hereof and as of the date of each sale of shares pursuant to paragraph 1:

                 (a) All of the representations and warranties made by the Company in the Agreement and Plan of Merger dated October 14, 1996 (the "Merger Agreement") among the Company, Vision Merger Corporation and ViewStar are true and correct and the Company has complied with all of its covenants and agreement under the Merger Agreement. To the best of the knowledge of the Company after due inquiry and investigation, the representations and warranties made by ViewStar in the Merger Agreement are true and correct and ViewStar has complied with all of its covenants and agreement under the Merger Agreement.

                 (b) The Registration Statement has been declared effective under the Securities Act of 1933, as amended (the "1933 Act") and no post-effective amendment to the Registration Statement has been filed. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Securities Exchange Commission (the "Commission").

                 (c) No order preventing or suspending the use of the prospectus which is part of the Registration Statement (the "Prospectus") has been issued by the Commission, and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission promulgated thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representation or warranty as to information contained in or omitted in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of Dain expressly for use in the preparation thereof.

                 (d) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (e) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder.  Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the
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         Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of Dain expressly for use in the preparation thereof.

                 (f) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All offers and sales by the Company of outstanding shares of capital stock and other securities of the Company were made in compliance with the 1933 Act and all applicable state securities or blue sky laws. The shares to be issued and sold by the Company pursuant to the Registration Statement have been duly authorized and, when issued and paid for, will be validly issued, fully paid and nonassessable. Except for that certain Shareholders Agreement among the Company, certain shareholders of the Company and certain shareholders of ViewStar dated as of October 14, 1996, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock of the Company pursuant to the Company's Articles of Incorporation, Bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or the sale of the shares as contemplated by this Supplement gives rise to any rights for, or relating to, the registration of any shares of capital stock or other securities of the Company, except such rights which have been validly waived or satisfied.

                 (g) The financial statements, together with the related notes and schedules as set forth or incorporated by reference in the Registration Statement and Prospectus, present fairly the financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made, except as otherwise stated therein.

                 (h) The issuance and sale of the shares of Common Stock by the Company covered by the Registration Statement and the compliance by the Company with all of the provisions of this Supplement and the consummation of the transactions contemplated herein will not violate any provision of the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries or any statute or any order, judgment, decree, rule, regulation or authorization of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, and will not conflict with, result in a breach or violation of, or constitute, either by itself or upon notice or passage of time or both, a default under any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject. No approval, consent, order, authorization, designation, declaration or filing by or with any court or governmental agency or body is required for the execution and delivery by the Company of this Supplement and the consummation of the transactions herein contemplated, except as may be required under the 1933 Act.

                 (i) The Company has the power and authority to enter into this Supplement and to authorize, issue and sell the shares of Common Stock it will sell hereunder. This Supplement has been duly and validly authorized, executed and delivered by the Company.

                 (j) KPMG Peat Marwick LLP which has certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the rules and regulations thereunder.

                 (k) The Company has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

                 (l) The shares of Common Stock covered by the Registration Statement have been approved for listing upon notice of issuance on the Nasdaq National Market.

                 (m) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the shares of Common Stock covered by the Registration Statement other than the Prospectus or other materials permitted by the 1933 Act to be distributed by the Company.

                 (n) The Company is in compliance with all provisions of Florida Statutes Section 517.075 (Chapter 92-198, laws of Florida). The Company does not do any business, directly or indirectly, with the government of Cuba or with any person or entity located in Cuba.

         3. Covenants of the Company. The Company covenants and agrees with Dain as follows:

                 (a) The Company will furnish Dain with as many copies of the Prospectus as Dain may reasonably request.

                 (b) If, during the period in which a prospectus is required by law to be delivered by an underwriter or dealer, any event shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances existing when it is so delivered, not misleading, or so that the Prospectus will comply with law.

                 (c) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 18 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 thereunder and will advise you in writing when such statement has been so made available.

         4. Deliveries by the Company. In connection with the sale of any shares of Common Stock pursuant to paragraph 1, the obligations of Dain hereunder shall be subject to the receipt by Dain of the following documents from the Company:

                 (a) The opinion of Perkins Coie, counsel for the Company, addressed to Dain to the effect that:

                          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Washington, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus.

                          (ii) The Company has authorized and outstanding capital stock as described in the Prospectus. The form of certificate for the shares is in due and proper form and complies with all applicable statutory requirements. The shares to be issued and sold by the Company pursuant to the Registration Statement have been duly authorized and, when issued and paid for, will be validly issued, fully paid and nonassessable. No preemptive rights exist with respect to any of such shares or the issue and sale thereof. The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus.

                          (iii)  The Registration Statement has become
                 effective under the 1933 Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened by the Commission.

                          (iv) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules included therein). The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the commission thereunder.

                          (v) The execution and delivery of this Supplement and the Agreement and the consummation of the transactions contemplated by the Supplement do not and will not conflict with or result in a violation of or default under the charter or bylaws of the Company.

                          (vi) The Company has the corporate power and authority to enter into this Supplement and the Agreement and to authorize, issue and sell the shares of Common Stock as contemplated hereby. This Supplement and the Agreement have been duly and validly authorized, executed and delivered by the Company.

                          (vii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Supplement and the consummation of the transactions herein contemplated (other than as may be required by state securities and blue sky laws, as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                 (b) The statement of Perkins Coie, addressed to Dain, to the effect that Perkins Coie has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company and representatives of ViewStar in which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although Perkins Coie has not independently verified the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as stated in its opinion referred to in paragraph (a) of this Section 4), nothing has come to their attention that leads them to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company (other than all information relating to ViewStar, as well as the financial statements and related schedules and any statistical information therein and the documents incorporated by reference into the Registration Statement, other than the Registration Statement on Form S-4 relating to the Merger (the "Form S-4"), as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company (other than all information relating to ViewStar, as well as the financial statements and related schedules and any statistical information therein and the documents incorporated by reference into the Prospectus, other than the Form S-4, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the date of the opinion, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the

         Company prior to such date, as the case may be, (other than all information relating to ViewStar, as well as the financial statements and related schedules and any statistical information therein and the documents incorporated by reference into the Prospectus, other than the Form S-4, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed.

                 (c) A certificate from the Chief Executive Officer and Chief Financial Officer to the effect that the representations and warranties of the Company under paragraph 2 above are true, correct and complete.

         5.      Indemnification.

         The Company agrees to indemnify and hold Dain harmless in accordance with the terms and conditions of Exhibit A to the Agreement with respect to the additional services to be provided by Dain pursuant to this Supplement. The provisions of this paragraph shall survive any termination of the Agreement or this Supplement.

         6.      Binding Effect.

         The Agreement as supplemented hereby shall continue in full force and effect in accordance with the terms of this Agreement and this Supplement.
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         If the foregoing sets forth our supplemental agreement, please sign and dated the enclosed copy of this letter and return it to Dain.




                                             DAIN BOSWORTH INCORPORATED

                                             By________________________________
                                             Its_______________________________


Agreed and accepted as of
_____________, 1996

DIGITAL SYSTEMS INTERNATIONAL, INC.




By________________________________
Its_______________________________